Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of March 17, 2017, (this "Agreement") by and among AMMO, Inc., a private Delaware corporation (hereinafter referred to as "PRIVCO"), the shareholders of PRIVCO set forth on Schedule I hereto (the "PRIVCO Shareholders"), and AMMO, Inc. (formerly Retrospettiva, Inc.), a publicly traded Delaware corporation (hereinafter referred to as "AMMO"), and the controlling stockholders of AMMO set forth on Schedule II hereto (the "AMMO Controlling Stockholders").

WHEREAS, the PRIVCO Shareholders own Seventeen Million Two Hundred Eighty-Five Thousand Eight Hundred (17,285,800) shares of PRIVCO, which represents 100% of the issued and outstanding shares of PRIVCO (such shares being hereinafter referred to as the "PRIVCO Shares"); and

WHEREAS, (i) the PRIVCO Shareholders and PRIVCO believe it is in their respective best interests for the PRIVCO Shareholders to exchange 100% of the PRIVCO Shares for 17,285,800 newly-issued shares of common stock, $0.001 par value per share, of AMMO (such shares being hereinafter referred to as the "AMMO Shares"); and (ii) AMMO believes it is in its best interest and the best interest of its stockholders to acquire the PRIVCO Shares in exchange for the AMMO Shares, all upon the terms and subject to the conditions set forth in this Agreement (the "Share Exchange"); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "Securities Act"); and

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined): (i) PRIVCO shall become a wholly owned subsidiary of AMMO; and (ii) AMMO shall assume ownership and title to the assets of PRIVCO.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF PRIVCO SHARES FOR AMMO SHARES

Section 1.1 Agreements to Exchange PRIVCO Shares for AMMO Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the PRIVCO Shareholders shall assign, transfer, convey and deliver the PRIVCO Shares to AMMO and in consideration and exchange for the PRIVCO Shares, AMMO shall issue, transfer, convey and deliver the AMMO Shares to the PRIVCO Shareholders.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the "Closing") shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date").

Section 1.3  Directors of AMMO at Closing Date. On the Closing Date, the current directors of AMMO, Fred Wagenhals shall remain on the board of directors of AMMO (the "AMMO Board").

Section 1.4  Officers of AMMO at Closing Date. On the Closing Date, the AMMO Board shall affirm Fred Wagenhals to serve as Chief Executive Officer and President, and appoint Ron Shostack to serve as Chief Financial Officer of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF AMMO

AMMO and the AMMO Controlling Stockholders represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization

A.  AMMO is a public corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of AMMO. "Material Adverse Effect" means, when used with respect to AMMO, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of AMMO, or materially impair the ability of AMMO to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.  Copies of the Articles of Incorporation and Bylaws of AMMO with all amendments thereto, as of the date hereof (the "AMMO Charter Documents"), have been furnished to PRIVCO, and such copies are accurate and complete as of the date hereof. The minute books of AMMO are current as required by law, contain the minutes of all meetings of the AMMO Board and stockholders of AMMO from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the AMMO Board and stockholders of AMMO. AMMO is not in violation of any of the provisions of the AMMO Charter Documents.

Section 2.2  Capitalization of AMMO.

A.  The authorized capital stock of AMMO consists of 100,000,000 shares authorized as common stock, par value $0.001, of which 1,077,056 shares of common stock are issued and outstanding, immediately prior to this Share Exchange, subject to and conditioned upon the consummation of the actions described in Sections 5.2 and 5.3.

B.  All of the issued and outstanding shares of common stock of AMMO immediately prior to this Share Exchange are, and all shares of common stock of AMMO when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued in connection with the Share Exchange and to the PRIVCO Shareholders pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of AMMO's capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to AMMO or any capital or common stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of AMMO's capital stock. There is no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which AMMO is a party or by which it is bound with respect to any equity security of any class of AMMO. AMMO is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of AMMO.  The issuance of all of the shares of AMMO described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of AMMO has any right to rescind or bring any other claim against AMMO for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Outstanding Warrants. As of the date of this Agreement, there are no outstanding and unexercised warrants issued by AMMO.

Section 2.4  Outstanding Agreements.  There are no outstanding agreements to which AMMO is a party or any agreements contemplated by AMMO.

Section 2.5  Subsidiaries and Equity Investments. AMMO does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.6 Authorization, Validity and Enforceability of Agreements. AMMO has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the "Agreements") to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by AMMO and the consummation by AMMO of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of AMMO, and no other corporate proceedings on the part of AMMO are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of AMMO and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. AMMO does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act") resulting from the issuance of the AMMO Shares in connection with the Share Exchange.

Section 2.7  No Conflict or Violation. Neither the execution and delivery of the Agreements by AMMO, nor the consummation by AMMO of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the AMMO Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which AMMO is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which AMMO is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of AMMO's assets, including without limitation, the AMMO Shares.

Section 2.8  Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the "Commission"), AMMO is not a party to or bound by any contracts, including, but not limited to, any:

A.  employment, advisory or consulting contract;

B.  plan providing for employee benefits of any nature, including any severance payments;

C.  lease with respect to any property or equipment;

D.  contract, agreement, understanding or commitment for any future expenditure in excess of $25,000 in the aggregate;

E.  contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.  agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the AMMO Shares to be issued pursuant to this Agreement.

AMMO has provided to PRIVCO prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the "AMMO Contracts").  AMMO shall satisfy all liabilities due under the AMMO Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.

Section 2.9  Litigation. There is no action, suit, proceeding or investigation ("Action") pending or, to the knowledge of AMMO, currently threatened against AMMO or any of its affiliates, that may affect the validity of this Agreement or the right of AMMO to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of AMMO, currently threatened against AMMO or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to AMMO or any of its affiliates. Neither AMMO nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by AMMO or any of its affiliates relating to AMMO currently pending or which AMMO or any of its affiliates intends to initiate.

Section 2.10  Compliance with Laws. AMMO has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.11  Financial Statements; SEC Filings.

A.  AMMO's financial statements (the "Financial Statements") contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America ("U.S. GAAP") applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of AMMO as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. AMMO has no material liabilities (contingent or otherwise). AMMO is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. AMMO maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B. AMMO has made all filings with the SEC under the Securities Act and the Exchange Act since becoming active again in 2007 (the "Public Reports"). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the "Sarbanes/Oxley Act") and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There has been no event, fact or circumstance that would cause any certification signed by any officer of AMMO in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There has been no revocation order, suspension order, injunction or other proceeding or law affecting the trading of AMMO's common stock, it being acknowledged that none of AMMO's securities are approved or listed for trading on any exchange or quotation system.

Section 2.12  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, AMMO Board minutes and financial and other records of whatsoever kind of AMMO have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of AMMO. AMMO maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.13  Employee Benefit Plans. AMMO does not have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.14  Tax Returns, Payments and Elections. AMMO has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) ("Tax Returns") required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and AMMO has timely paid all Taxes due and adequate provisions have been and are reflected in AMMO's Financial Statements for all current taxes and other charges to which AMMO is subject and which are not currently due and payable. None of AMMO's federal income tax returns have been audited by the Internal Revenue Service. AMMO has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against AMMO for any period, nor of any basis for any such assessment, adjustment or contingency. AMMO has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, U.S. income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any U.S., local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person or entity.

Section 2.15  No Debt Obligations. AMMO has no debt obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. AMMO is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.16  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to AMMO or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.17  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by AMMO to arise, between AMMO and any accountants and/or lawyers formerly or presently engaged by AMMO. AMMO is current with respect to fees owed to its accountants and lawyers.

Section 2.18 [Reserved].

Section 2.19 Absence of Undisclosed Liabilities. Except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) AMMO has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) AMMO has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) AMMO has not made any loan, advance or capital contribution to or investment in any person or entity; (E) AMMO has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) AMMO has not suffered any l losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, AMMO has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.20  No Integrated Offering. AMMO does not have any registration statement pending before the Commission or currently under the Commission's review and since inception, except as contemplated under this Agreement, AMMO has not offered or sold any of its equity securities or debt securities convertible into shares of common stock.

Section 2.21  Employees.

A.  Other than our CEO, Fred W. Wagenhals, AMMO has no employees.

B.  AMMO does not have any officers or directors. No director or officer of AMMO is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his or her duties as a director or officer of AMMO or (b) the ability of AMMO to conduct its business.

Section 2.22  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to AMMO or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by AMMO but which has not been so publicly announced or disclosed. AMMO has not provided to PRIVCO, or the PRIVCO Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by AMMO but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.23 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of AMMO or the AMMO Controlling Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.24  No Assets or Real Property. Except as set forth on the most recent Financial Statements, AMMO does not have any assets of any kind.  AMMO does not own or lease any real property.

Section 2.25  Interested Party Transactions.  Except as disclosed herein and in Commission filings, no officer, director or shareholder of AMMO or any affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which: (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by AMMO; or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish AMMO any goods or services; or (b) a beneficial interest in any contract or agreement to which AMMO is a party or by which it may be bound or affected.

Section 2.26   Intellectual Property. AMMO does not own, use or license any intellectual property in its business as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PRIVCO

PRIVCO represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to PRIVCO, are true and complete as of the date hereof.

Section 3.1  Incorporation.  PRIVCO, Inc. ("PRIVCO") is a company duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PRIVCO's Memorandum and Articles of Association or Bylaws, or similar documents.  PRIVCO has taken all actions required by law, its Memorandum and Articles of Association or Bylaws, or otherwise to authorize the execution and delivery of this Agreement.  PRIVCO has full power, authority, and legal capacity and has taken all action required by law, its Memorandum and Articles of Association or Bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Authorized Shares.  The authorized capital stock of PRIVCO consists of 100,000,000 shares authorized as common stock, par value $0.001, of which 17,887,177 shares of common stock are issued and outstanding, immediately prior to this Share Exchange.   The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  As of the date of this Agreement, there are no outstanding and unexercised warrants of PRIVCO.

Section 3.3  Subsidiaries and Predecessor Corporations.   PRIVCO has no subsidiaries.

Section 3.4  Financial Statements. PRIVCO has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of PRIVCO.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability, all assets reflected therein are properly reported and present fairly the value of the assets of PRIVCO, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

PRIVCO has duly allowed for all taxation reasonably foreseeable and PRIVCO has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

The books and records, financial and otherwise, of PRIVCO are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of PRIVCO's assets are reflected on its financial statements, and PRIVCO has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.5  Information. The information concerning PRIVCO set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of PRIVCO; and (b) PRIVCO has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.7  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of PRIVCO after reasonable investigation, threatened by or against  PRIVCO or affecting PRIVCO or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  PRIVCO does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which PRIVCO is a party or to which any of its assets, properties or operations are subject.

Section 3.9  Compliance With Laws and Regulations. To the best of its knowledge, PRIVCO has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PRIVCO or except to the extent that noncompliance would not result in the occurrence of any material liability for PRIVCO.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.10  Approval of Agreement. The Board of Directors of PRIVCO has authorized the execution and delivery of this Agreement by PRIVCO and has approved this Agreement and the transactions contemplated hereby.

Section 3.11 Valid Obligation. This Agreement and all agreements and other documents executed by PRIVCO in connection herewith constitute the valid and binding obligation of PRIVCO, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PRIVCO SHAREHOLDERS

Each of the he PRIVCO Shareholders hereby severally and not jointly represent and warrant to AMMO:

Section 4.1 Authority. Such PRIVCO Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such PRIVCO Shareholders are each a party, to consummate the transactions contemplated by this Agreement to which such PRIVCO Shareholder is each a party, and to perform such PRIVCO Shareholders' obligations under this Agreement to which such PRIVCO Shareholders is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by such PRIVCO Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such PRIVCO Shareholder, this Agreement is duly authorized, executed and delivered by such PRIVCO Shareholders and constitutes the legal, valid and binding obligations of such PRIVCO Shareholder, enforceable against such PRIVCO Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by such PRIVCO Shareholder of this Agreement to which such PRIVCO Shareholder is  a party nor the consummation or performance by such PRIVCO Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of such PRIVCO Shareholders (if such PRIVCO Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such PRIVCO Shareholders is a party or by which the properties or assets of such PRIVCO Shareholder is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which such PRIVCO Shareholder, or any of the properties or assets of such PRIVCO Shareholder, may be subject.

Section 4.3  Litigation. There is no pending Action against such PRIVCO Shareholder that involves the PRIVCO Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of PRIVCO and, to the knowledge of such PRIVCO Shareholder, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4  Acknowledgment. Such PRIVCO Shareholder understands and agrees that the AMMO Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the AMMO Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.5  Stock Legends. Such PRIVCO Shareholder hereby agrees with AMMO as follows:

A.  Legend. The certificates evidencing the AMMO Shares issued to such PRIVCO Shareholder will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.  Other Legends. The certificates representing such AMMO Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.  Opinion. Such PRIVCO Shareholder shall not transfer any or all of the AMMO Shares pursuant to Rule 144, under the Securities Act, Regulation D or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the AMMO Shares, without first providing AMMO with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the AMMO) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation D or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6  Ownership of Shares. Such PRIVCO Shareholder is both the record and beneficial owner of the PRIVCO Shares. Such PRIVCO Shareholder is not the record or beneficial owner of any other shares of PRIVCO. Such PRIVCO Shareholder has and shall transfer at the Closing, good and marketable title to the PRIVCO Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.7  Pre-emptive Rights. Such PRIVCO Shareholder has no pre-emptive rights or any other rights to acquire any shares of PRIVCO that have not been waived or exercised.

Section 4.8 Investors.  Such PRIVCO Shareholder is: (a) an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; (b) a non-accredited investor who is a sophisticated person within the meaning of Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or (c) an exempt investor in accordance with the provisions of Regulation S promulgated under the Securities Act.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PRIVCO AND THE PRIVCO SHAREHOLDERS

The obligations of PRIVCO to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by PRIVCO or such of  the PRIVCO Shareholders , as the case may be, at their sole discretion:

Section 5.1  Representations and Warranties of AMMO. All representations and warranties made by AMMO in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2  [Reserved].

Section 5.3  Agreements and Covenants. AMMO shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.4  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.5  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of AMMO shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.6  Other Closing Documents. PRIVCO shall have received such certificates, instruments and documents in confirmation of the representations and warranties of AMMO, AMMO's performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the PRIVCO Shareholders and/or their counsel may reasonably request.

Section 5.7  Documents. AMMO must have caused the following documents to be delivered to PRIVCO:

A.  share certificates evidencing the AMMO Shares registered in the name of the PRIVCO Shareholders;

B.  a Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the AMMO Charter Documents, (B) the resolutions of the AMMO Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of AMMO signing this Agreement to which AMMO is a party;

C.  an Officer's Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.7 and 5.8;

D.  a Certificate of Good Standing of AMMO, dated as of a date not more than five business days prior to the Closing Date;

E.  this Agreements duly executed;

F. such other documents as PRIVCO or the PRIVCO Shareholders may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of AMMO, (B) evidencing the performance of, or compliance by AMMO with any covenant or obligation required to be performed or complied with by AMMO, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.8  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to AMMO.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF AMMO

The obligations of AMMO to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by AMMO in its sole discretion:

Section 6.1  Representations and Warranties of PRIVCO and the PRIVCO Shareholders. All representations and warranties made by PRIVCO and the PRIVCO Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Approval by Majority Consent.  The holders of at least a majority (51%) of the outstanding shares of common stock of PRIVCO must approve this Agreement by written consent, in accordance with the requirements of Delaware company law, prior to the Closing Date.

Section 6.3  Agreements and Covenants. PRIVCO and the PRIVCO Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.5  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PRIVCO shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6  Other Closing Documents. AMMO shall have received such certificates, instruments and documents in confirmation of the representations and warranties of PRIVCO and the PRIVCO Shareholders, the performance of PRIVCO's and the PRIVCO Shareholders' respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as AMMO or its counsel may reasonably request.

Section 6.7  Documents. PRIVCO and the PRIVCO Shareholders must deliver to AMMO at the Closing:

A.  share certificates evidencing the number of PRIVCO Shares, along with executed share transfer forms transferring such PRIVCO Shares to AMMO;

B.  this Agreements to which the PRIVCO and the PRIVCO Shareholders are each a party, duly executed; and

C.  such other documents as AMMO may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of PRIVCO and the PRIVCO Shareholders, (B) evidencing the performance of, or compliance by PRIVCO and the PRIVCO Shareholders with, any covenant or obligation required to be performed or complied with by PRIVCO and the PRIVCO Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.8  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the PRIVCO Shares, or any other stock, voting, equity, or ownership interest in, PRIVCO, or (b) is entitled to all or any portion of the AMMO Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2  Indemnification.

A.  Indemnification Obligations in favor of the AMMO Controlling Stockholders. From and after the Closing Date until the expiration of the Survival Period, PRIVCO shall reimburse and hold harmless each of the AMMO Controlling Stockholders (such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "AMMO Indemnified Party") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such AMMO Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any AMMO Indemnified Party, which arises or results from a third-party claim brought against a AMMO Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of PRIVCO. All claims of AMMO pursuant to this Section 8.2 shall be brought by the AMMO Controlling Stockholders on behalf of AMMO and those Persons who were stockholders of AMMO immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $10,000 in the aggregate from PRIVCO.   No claim for indemnification may be brought under this Section 8.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.  Indemnification Obligations in favor of PRIVCO and the PRIVCO Shareholders. From and after the Closing Date until the expiration of the Survival Period, the AMMO Controlling Stockholders shall indemnify and hold harmless PRIVCO, the PRIVCO Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (each a "PRIVCO Indemnified Person") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, "Damages") arising out of: (i) any breach of representation or warranty made by AMMO or the AMMO Controlling Stockholders in this Agreement, and in any certificate delivered by AMMO or the AMMO Controlling Stockholders pursuant to this Agreement; (ii) any breach by AMMO or the AMMO Controlling Stockholders of any covenant, obligation or other agreement made by AMMO or the AMMO Controlling Stockholders in this Agreement; and (iii) a third-party claim based on any acts or omissions by AMMO or the AMMO Controlling Stockholders. In no event shall any such indemnification payments exceed $100,000 in the aggregate from the AMMO Controlling Stockholders.  No claim for indemnification may be brought under this Section 8.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 8.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 8.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to PRIVCO or the PRIVCO Shareholders, to:

AMMO, Inc. (PRIVCO)
Attn: Fred Wagenhals, Chief Executive Officer
P.O. Box 2086
Payson, AZ 85541

With a copy to (which copy shall not constitute notice):

Spencer Lugash, Esq.
Law Offices of Spencer B. Lugash
2820 Camino Del Rio S., Ste. 314
San Diego, CA. 92108
619-223-3332: office
Attn: Spencer Lugash, Esq.

If to AMMO or the AMMO Controlling Stockholders, to:

AMMO, Inc.( Formerly Retrospettiva, Inc.)
6401 East Thomas Road, #106
Scottsdale, Arizona 854251
Attn: Fred Wagenhals, Chief Executive Officer

With a copy to (which copy shall not constitute notice):

Spencer Lugash, Esq.
Law Offices of Spencer B. Lugash
2820 Camino Del Rio S., Ste. 314
San Diego, CA. 92108
619-223-3332: office
Attn: Spencer Lugash, Esq.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 8.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Delaware, and/or the U.S. District Court for Delaware, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 8.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 8.12  Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMMO, INC. (FORMERLY RETROSPETTIVA, INC.) ("PUBCO")

/s/ Fred Wagenhals
Name: Fred Wagenhals
Title: Chief Executive Officer and President

AMMO CONTROLLING STOCKHOLDERS

/s/ Richard Mooroian
Name: Richard Mooroian
Title: Shareholder

/s/ Fred Wagenhals
Name: Fred W. Wagenhals
Title: Chief Executive Officer and President

AMMO, INC. ("PRIVCO")

/s/ Fred Wagenhals
Name:  Fred Wagenhals
Title:  Chief Executive Officer

SCHEDULE I
PRIVCO SHAREHOLDERS

NAME	PRIVCO SHARES HELD	AMMO SHARES TO BE ISSUED
Fred Wagenhals	8,027,000	8,027,000

TOTALS	8,027,000	8,027,000

SCHEDULE II
AMMO CONTROLLING STOCKHOLDERS

NAME	AMMO SHARES HELD
Fred Wagenhals	475,679
Richard Mooroian	500,000

TOTAL	975,679